Exhibit 31.2
CERTIFICATION OF PERIODIC REPORT UNDER SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Michael Carlet, certify that:
1.I have reviewed this amended Annual Report on Form 10-K of Snap One Holdings Corp.;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date:     April 25, 2022

/s/ Michael Carlet
Michael Carlet Chief Financial Officer (Principal Financial and Accounting Officer)